UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

January 26, 2006

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

(650) 952-4400

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 26, 2006, the Compensation and Management Development Committee of the Board of Directors (the “Committee”) of The Gap, Inc. (the “Company”) approved the full acceleration of the vesting of all Company stock options with an exercise price of $21.00 or greater, except (1) options held by non-employee directors and (2) performance-based options to purchase 1,000,000 shares granted to the Company’s CEO, Paul Pressler, on March 11, 2005. The acceleration was effective on January 26, 2006.

Options to purchase approximately 15 million shares that were scheduled to vest from 2006 to 2009 were impacted by this action. These options were granted and accelerated under the Company’s 1996 Stock Option and Award Plan and the 2002 Stock Option Plan. The exercise prices of the unvested options accelerated range from $21.07 to $33.90, at least 23% above the Company’s closing stock price per share of $17.12 on January 26, 2006. Although these options are now immediately exercisable, the exercise price has not changed.

The Company and the Committee considered several factors in determining to accelerate the vesting of these options. The primary purpose of the accelerated vesting is to enable the Company to reduce non-cash compensation expense associated with these options on its income statement in future periods, upon the Company’s adoption of FASB Statement No. 123R, “Share-Based Payment,” on January 29, 2006. Absent the acceleration of the options described above, the Company expects that it would have been required to recognize approximately $45 million in pre-tax non-cash compensation expense over the remaining vesting terms of the accelerated stock options, based upon the valuation method historically used for its financial statement footnote disclosures. As a result of the acceleration of unvested stock options described above, the stock-based compensation expense under FASB Statement No. 123, “Accounting for Stock-Based Compensation,” for the accelerated options will only be reflected in the Company’s footnote disclosures in its financial statements included in its periodic reports.

Approximately 21% (or 1,554,375 shares) of all unvested options held by the executive officers were impacted by this action. The names of the executive officers, as well as the number of shares and range of exercise prices is set forth in the table below:

Name of Executive Officer	Number of Impacted Shares	Range of Exercise Prices
Paul Pressler	500,000	$22.42
Nick Cullen	110,000	$22.42
Cynthia Harriss	180,000	$22.42
Jenny Ming	330,000	$22.42 - $33.90
Byron Pollitt	170,000	$22.42
Eva Sage-Gavin	90,000	$22.42
Lauri Shanahan	174,375	$21.55 - $22.42

The Company’s outstanding stock awards in the form of performance units are not impacted by this action. In 2005, the Company began granting fewer stock options in favor of stock awards in the form of performance units.

This report contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding: (i) the amount of pre-tax non-cash compensation expense avoided over the remaining vesting terms, and (ii) the accounting treatment for the acceleration.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the risk that subsequent pronouncements or interpretations of FASB Statement No. 123R may alter the accounting treatment of stock options. These forward-looking statements are based on information as of the date of this report and the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC. (Registrant)

Date: January 27, 2006	By:	/s/ Byron H. Pollitt, Jr.
Byron H. Pollitt, Jr.
Executive Vice President and Chief Financial Officer